Exhibit 10.23

Name:	[•]
Number of Shares of Stock subject to the Stock Option:	[•]
Exercise Price Per Share:	$[•]
Date of Grant:	[•]
Vesting Commencement Date	[•]

MERSANA THERAPEUTICS, INC.
2017 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by the Company to the individual named above (the “Optionee”), pursuant to and subject to the terms of the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan (as from time to time amended and in effect, the “Plan”).

1.                                      Meaning of Certain Terms.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.  The following terms have the following meanings:

(a)                                 “Beneficiary”:  In the event of the Optionee’s death, the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate.  An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in a form acceptable to the Administrator.

(b)                                 “Option Holder”:  The Optionee or, if at the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

2.                                      Grant of Stock Option.  The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is intended to be treated as an ISO to the maximum extent provided under the Code.  To the extent the Stock Option does not qualify as an ISO, the Stock Option shall be treated as an NSO.  The Optionee acknowledges and agrees that the Company or the Administrator may take any action permitted under the Plan without regard to the effect such action may have on the status of the Stock Option as an incentive stock option under Section 422 of the Code and that such action may cause the Stock Option to fail to be treated as an incentive stock option under Section 422 of the Code.  The Optionee further acknowledges and agrees that neither the Company, nor any of its Affiliates, nor the

Administrator, nor any person acting on behalf of the Company, any of its Affiliates, or the Administrator, will be liable to the Optionee or to the estate of the Optionee or the Beneficiary or to any other person by reason of the failure the Stock Option to fail to be treated as an ISO or to satisfy the requirements of Section 422 of the Code.

3.                                      Vesting; Method of Exercise; Cessation of Employment.

(a)                                 Vesting.  The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject, in each case, to the terms of the Plan.  Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to [                                                                                                  ], with the number of Shares that vest on any such date being rounded down to the nearest whole share and the Stock Option becoming vested as to 100% of the Shares on the fourth anniversary of the Vesting Commencement Date, subject, in each case, to the Optionee remaining in continuous Employment from the date of this Agreement through such vesting date.

(b)                                 Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Option Holder (or in such other form as is acceptable to the Administrator).  Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price, which may be paid by cash or check or, to the extent permitted by applicable law and the regulations promulgated under Section 424 of the Code, through a broker-assisted exercise program acceptable to the Administrator.  The latest date on which the Stock Option or any portion thereof may be exercised is the 10th anniversary (or the 5th anniversary, in the case of a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code) of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)                                  Cessation of Employment.  If the Optionee’s Employment ceases, except as expressly provided for in an employment or other individual agreement between the Optionee and the Company or its Affiliate, the Stock Option, to the extent not already vested, will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as provided in the Plan.  By accepting, or being deemed to have accepted, the Stock Option, the Optionee expressly acknowledges and agrees that in the event any portion of the Stock Option is exercised after the date that is three (3) months after the date of cessation of the Optionee’s employment, the Stock Option will cease to be an ISO (to the extent it qualified as such immediately prior to the end of such period).

(d)                                 Disqualifying Disposition.  If the Optionee disposes of any Shares acquired upon exercise of the Stock Option within two years from the Date of Grant or within one year after such Shares were acquired pursuant to the exercise of the Stock Option, within 15 days following such disposition, the Optionee shall notify the Company in writing of such disposition.

(e)                                  Annual Limit for Incentive Stock Options.  To the extent that the aggregate fair market value (determined at the time of grant) of the Shares subject to the Stock Option and all other ISOs the Optionee holds that are exercisable for the first time during any calendar year (under all plans of the Company and its related corporations) exceeds $100,000, the stock options held by the Optionee or portions thereof that exceed such limit (according to the order in which they were granted in accordance with the regulations under Section 422 of the Code) shall be treated as NSOs.

4.                                      Forfeiture; Recovery of Compensation.

(a)                                 The Stock Option, and the proceeds from the exercise or disposition of the Stock Option or the Shares, will be subject to forfeiture and disgorgement to the Company, with interest and related earnings, if at any time the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)                                 By accepting, or being deemed to have accepted, the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option, including the right to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence may be construed as limiting the general application of Section 8 of this Agreement.

5.                                      Nontransferability.  The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.                                      Withholding.  The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld.  No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes.  The Optionee authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee, but nothing in this sentence may be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.

7.                                      Effect on Employment.  Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to terminate the Optionee’s Employment at any time, or affect any right of the Optionee to terminate his or her Employment at any time.

8.                                      Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Optionee.  By accepting, or being deemed to have accepted, all or any part of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9.                                      Acknowledgements.  The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

MERSANA THERAPEUTICS, INC.

By:

Name:

Title:

Agreed and Accepted:

By
[Optionee’s Name]

Signature page to Incentive Stock Option Agreement